Exhibit 99.1	Press Release dated March 14, 2014.

FOR RELEASE:	NEW HARTFORD, NY, March 14, 2014
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2013 FOURTH QUARTER AND YEAR END RESULTS

COMPANY ALSO ANNOUNCES CHANGES TO BOARD OF DIRECTORS

•	Sangwoo Ahn to retire as Chairman of the Company’s Board of Directors

•	Kevin Jost and James Simms will not stand for re-election as Directors

New Hartford, NY- March 14, 2014 -- PAR Technology Corporation (NYSE: PAR) today announced results for the fourth quarter and year ended December 31, 2013.  The Company reported fourth quarter revenue of $59.7 million and net income from continuing operations of $245,000 or $0.02 per diluted share.  This compares with prior year fourth quarter revenue of $66.4 million and a net loss from continuing operations of $3.6 million or $0.24 loss per share.  On a non-GAAP basis, excluding certain charges, the Company’s net income from continuing operations for the fourth quarter of 2012 was $1.2 million or $0.08 per diluted share. The non-GAAP results exclude certain charges totaling $7.6 million, primarily related to restructuring of the Company’s Hospitality product portfolio, as well as specific legal costs.

For fiscal year ended December 31, 2013, PAR reported total revenue from continuing operations of $241.4 million, a decrease from the $245.2 million reported for fiscal year 2012.  The Company reported GAAP net income from continuing operations of $569,000, or $0.04 per diluted share for fiscal year 2013, compared to a net loss of $1.8 million, or $0.12 loss per share reported for fiscal 2012.  On a non-GAAP basis, excluding certain charges, net income from continuing operations for 2013 was $1.1 million or $0.07 per diluted share, compared to non-GAAP net income from continuing operations of $3.0 million or $0.20 per diluted share for fiscal year 2012.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

 “We are clearly not satisfied with our operational performance in 2013,” said Ronald J. Casciano, PAR’s Chief Executive Officer & President.  “We are seeing early signs of momentum in our specific markets, but have more work to do to achieve consistent success. We continue to exploit our distinctive strengths including market presence, differentiated product and service offerings, strong brand and an improving portfolio of software.  PAR is in a stronger position to compete effectively in our core markets in 2014.”

Mr. Casciano added, “We are aggressively pursuing our new product initiatives and we remain confident that our business is being positioned for future growth and profitability.”

Today the Company also announced it has received notice from current members of the Board of Directors, Kevin Jost and James Simms, of their decisions, citing personal reasons, to not stand for re-election to the Board.  Both Directors will continue to serve on the Board until the expiration of their terms at the upcoming 2014 Annual Shareholders’ Meeting.  In addition, the Company announced it has received notice from Director and Chairman of the Board, Sangwoo Ahn, of his intent to retire from the Board of Directors, also effective at the upcoming 2014 Annual Shareholders’ Meeting.

Commenting on the notices, Mr. Casciano stated, “PAR Technology’s shareholders have benefited from the perspective and insights from these three gentlemen as Directors. They each hold an exemplary record of accomplishments and have contributed a great deal to the development and implementation of PAR Technology’s focused strategy.  My colleagues at PAR join me in thanking them for their many years of service and in wishing them the very best.”

Mr. Casciano concluded, “Each of these Directors has assured me his decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  The Company has immediately commenced an extensive search for replacement candidates who will assist PAR in building long term value for our loyal shareholders.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years and offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  This segment also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality market segment.  PAR’s products can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies.

Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. eastern time on March 14, 2014, during which the Company’s management will discuss the financial results for the fourth quarter of 2013.  If you would like to participate in this conference please call 800-299-8538 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 94045188.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com.  In case you are unable to participate in the conference call, an automatic replay will be available on PAR’s website until March 21, 2014 or dial 888-286-8010 and use the Pass Code number 92737656 until March 21, 2014 as well.

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$10,015	$19,475
Accounts receivable-net	30,688	29,890
Inventories-net	24,465	26,172
Deferred income taxes	13,408	11,037
Other current assets	3,418	3,236
Total current assets	81,994	89,810
Property, plant and equipment - net	5,494	5,857
Deferred income taxes	5,422	6,280
Goodwill	6,852	6,852
Intangible assets - net	15,071	11,747
Other assets	2,675	3,219
Total Assets	$117,508	$123,765
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$166	$159
Accounts payable	17,200	21,216
Accrued salaries and benefits	6,663	6,397
Accrued expenses	2,701	4,467
Customer deposits	1,071	1,380
Deferred service revenue	12,170	12,522
Income taxes payable	185	547
Total current liabilities	40,156	46,688
Long-term debt	918	1,084
Other long-term liabilities	3,714	3,030
Liabilities of discontinued operations	-	141
Total liabilities	44,788	50,943
Commitments and contingencies	-	-
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,301,925 and 17,038,405 shares issued; 15,593,816 and 15,330,718 outstanding	344	341
Capital in excess of par value	43,635	43,661
Retained earnings	35,116	34,758
Accumulated other comprehensive loss	(539)	(104)
Treasury stock, at cost, 1,708,109 and 1,707,687 shares	(5,836)	(5,834)
Total shareholders’ equity	72,720	72,822
Total Liabilities and Shareholders’ Equity	$117,508	$123,765

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenues:
Product	$22,001	$27,872	$90,847	$90,524
Service	15,498	18,031	61,529	66,144
Contract	22,167	20,526	89,018	88,491
	59,666	66,429	241,394	245,159

Costs of sales:
Product	15,511	25,601	62,317	65,300
Service	10,161	12,260	43,659	46,073
Contract	20,143	18,690	82,583	82,841
	45,815	56,551	188,559	194,214
Gross margin	13,851	9,878	52,835	50,945
Operating expenses:
Selling, general and administrative	9,610	11,632	37,925	40,476
Research and development	3,991	3,750	15,567	13,697
Impairment of goodwill and intangible assets	-	300	-	300
Amortization of identifiable intangible assets	-	14	-	455
	13,601	15,696	53,492	54,928

Operating income (loss) from continuing operations	250	(5,818)	(657)	(3,983)
Other income, net	133	436	506	876
Interest expense	(18)	(5)	(60)	(69)

Income (loss) from continuing operations before provision for income taxes	365	(5,387)	(211)	(3,176)
(Provision) benefit for income taxes	(120)	1,797	780	1,414
Income (loss) from continuing operations	245	(3,590)	569	(1,762)
Discontinued operations
Income (loss) on discontinued operations (net of tax)	-	(23)	(211)	1,447
Net income (loss)	$245	$(3,613)	$358	$(315)
Basic:
Income (loss) from continuing operations	0.02	(0.24)	0.04	(0.12)
Income (loss) from discontinued operations	-	(.00)	(0.01)	0.10
Net income (loss)	$0.02	$(0.24)	$0.02	$(0.02)
Diluted:
Income (loss) from continuing operations	0.02	(0.24)	0.04	(0.12)
Income (loss) from discontinued operations	-	(.00)	(0.01)	0.10
Net income (loss)	$0.02	$(0.24)	$0.02	$(0.02)
Weighted average shares outstanding
Basic	15,456	15,145	15,240	15,115
Diluted	15,530	15,145	15,273	15,115

PAR Technology Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

		For the three months ended December 31, 2012
	For the three months ended December 31, 2013	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$59,666	$66,429	$-	$66,429
Costs of sales	45,815	56,551	5,303	51,248
Gross Margin	13,851	9,878	5,303	15,181

Operating Expenses
Selling, general and administrative	9,610	11,632	2,023	9,609
Research and development	3,991	3,750	-	3,750
Impairment of goodwill and intangible assets	-	300	300	-
Amortization of identifiable intangible assets	-	14	-	14
Total operating expenses	13,601	15,696	2,323	13,373
Operating income (loss) from continuing operations	250	(5,818)	7,626	1,808
Other income, net	133	436	-	436
Interest expense	(18)	(5)	-	(5)
Income (loss) from continuing operations before provision for income taxes	365	(5,387)	7,626	2,239
(Provision)benefit for income taxes	(120)	1,797	(2,838)	(1,041)
Income (loss) from continuing operations	245	(3,590)	4,788	1,198
Loss from discontinued operations (net of tax)	-	(23)		(23)
Net Income (loss)	$245	$(3,613)		$1,175
Income (loss) per diluted share – continuing operations	$0.02	$(0.24)		$0.08
Loss per diluted share – discontinued operations	$-	$(0.00)		$(0.00)
Income (loss) per diluted share	$0.02	$(0.24)		$0.08

The Company reports its financial results in accordance with GAAP, which refers to financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the fourth quarter 2013, the Company did not record any non-GAAP charges; however, during the fourth quarter of 2012, the Company recorded total charges of $7.6 million.  The most significant of the charges was $5.6 million (of which $5.3 million was non-cash) to reduce the net book value of an internally developed capitalized software asset in conjunction with the Company’s strategic initiative to streamline its Hospitality product portfolio.  In addition to this charge, the Company incurred legal costs of $1.5 million associated with an intellectual property matter which has since been settled.  The remaining charges totaling $0.5 million are attributable to a fair value adjustment on an indefinite lived intangible asset, as well as severance accruals, and other costs related to the cancellation of certain office leases.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes, have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.

PAR Technology Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	For the year ended December 31, 2013			For the year ended December 31, 2012
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$241,394	-	$241,394	$245,159	$-	$245,159

Costs of sales	188,559	-	188,559	194,214	5,303	188,911
Gross Margin	52,835	-	52,835	50,945	5,303	56,248

Operating Expenses
Selling, general and administrative	37,925	772	37,153	40,476	2,023	38,453
Research and development	15,567	106	15,461	13,697	-	13,697
Impairment of goodwill and intangible assets	-	-	-	300	300	-
Amortization of identifiable intangible assets	-	-	-	455	-	455
Total operating expenses	53,492	878	52,614	54,928	2,323	52,605
Operating income (loss) from continuing operations	(657)	878	221	(3,983)	7,626	3,643
Other income, net	506	-	506	876	-	876
Interest expense	(60)	-	(60)	(69)	-	(69)
Income (loss) from continuing operations before provision for income taxes	(211)	878	667	(3,176)	7,626	4,450
(Provision) benefit for income taxes	780	(331)	449	1,414	(2,838)	(1,424)
Income (loss) from continuing operations	569	547	1,116	(1,762)	4,788	3,026
Income (loss) from discontinued operations (net of tax)	(211)		(211)	1,447		1,447
Net Income (loss)	$358		$905	$(315)		$4,473
Income (loss) per diluted share – continuing operations	$0.04		$0.07	$(0.12)		$0.20
Income (loss) per diluted share – discontinued operations	$(0.01)		$(0.01)	$0.10		$0.10
Income (loss) per diluted share	$0.02		$0.06	$(0.02)		$0.29

During 2013, the Company recorded total charges of $878,000.  The most significant of the charges was $607,000 of separation related costs.  In addition to this charge, the Company incurred legal costs of $271,000 associated with an intellectual property matter that was settled during the first quarter.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.

During 2012, the Company recorded total charges of $7.6 million.  The most significant of the charges was $5.6 million (of which $5.3 million was non-cash) to reduce the net book value of an internally developed capitalized software asset in conjunction with the Company’s strategic initiative to streamline its Hospitality product portfolio.  In addition to this charge, the Company incurred legal costs of $1.5 million associated with an intellectual property matter which has since been settled.  The remaining charges totaling $0.5 million are attributable to a fair value adjustment on an indefinite lived intangible asset, as well as severance accruals, and other costs related to the cancellation of certain office leases.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes, have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.